UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to § 240.14a-12

BIOANALYTICAL SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholders of Bioanalytical Systems, Inc.:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. ("BASi") to be held Thursday, February 16, 2006, at 10:00 a.m. (EST) at BASi headquarters located at 2701 Kent Avenue, West Lafayette, Indiana.

At the meeting, shareholders will vote on the election of six persons to the Board of Directors. Details can be found in the accompanying Notice of Annual Meeting and Proxy Statement.

We hope you are able to attend the Annual Meeting personally, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

On behalf of the Board of Directors and management of BASi, I sincerely thank you for your continued support.

Sincerely,

Bioanalytical Systems, Inc.

/s/ Pete Kissinger

Peter T. Kissinger, Ph.D.

Chairman, President and Chief Executive Officer

BIOANALYTICAL SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 16, 2006

To Shareholders of Bioanalytical Systems, Inc.:

The Annual Meeting of Shareholders of Bioanalytical Systems, Inc. ("BASi") will be held at the principal executive offices of BASi, at 2701 Kent Avenue, West Lafayette, Indiana 47906 on Thursday, February 16, 2006 at 10:00 a.m. (EST) for the following purposes:

(a)	To elect six directors of BASi to serve for a one-year term; and
(b)	to transact such other business as may properly come before the meeting.

Holders of BASi common shares of record at the close of business on December 31, 2005 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Candice Kissinger Candice B. Kissinger Secretary

January 19, 2006 West Lafayette, Indiana

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

BIOANALYTICAL SYSTEMS, INC., PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 16, 2006

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of BASi of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, February 16, 2006, and at any adjournment thereof. The meeting will be held at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about January 19, 2006.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by delivering written notice to the Secretary of BASi, by filing a properly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The signing of a proxy does not preclude a shareholder from attending the Annual Meeting in person. All proxies returned prior to the Annual Meeting, and not revoked, will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted FOR the election of each of the nominees for director named below. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved, but will be counted for purposes of determining whether a quorum is present.

As of the close of business on December 31, 2005, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,871,127 common shares of BASi. Each outstanding common share is entitled to one vote. BASi has no other voting securities outstanding. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the outstanding common shares are present, in person or by proxy, at the Annual Meeting. If a quorum is present, the nominees for director will be elected by a plurality of the votes cast.

A copy of the BASi Annual Report and Form 10-K, including audited financial statements and a description of operations for the fiscal year ended September 30, 2005, accompanies this proxy statement. The financial statements contained in the Annual Report and Form 10-K are not incorporated by reference in this proxy statement. The solicitation of proxies is being made by BASi, and all expenses in connection with the solicitation of proxies will be borne by BASi. BASi expects to solicit proxies primarily by mail, but directors, officers and other employees of BASi may also solicit proxies in person or by telephone.

PROPOSALS FOR 2007 ANNUAL MEETING

Shareholder proposals to be considered for presentation and inclusion in the proxy statement for the 2007 Annual Meeting of Shareholders must be submitted in writing and received by BASi on or before September 29, 2006. If notice of any other shareholder proposal intended to be presented at the 2007 Annual Meeting of Shareholders is not received by BASi on or before December 13, 2006, the proxy solicited by the Board of Directors of BASi for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the BASi proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The mailing address of the principal offices of BASi is 2701 Kent Avenue, West Lafayette, Indiana 47906.

BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table sets forth certain data with respect to those persons known by BASi to be the beneficial owners of five percent or more of the outstanding common shares of BASi as of December 31, 2005, and also sets forth such data with respect to each director of BASi, each officer listed in the Executive Compensation table (beginning on page 6 of this proxy statement), and all directors and executive officers of BASi as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the common shares indicated.

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BENEFICIAL OWNERSHIP OF COMMON SHARES

NAME(1)	Shares Owned	Shares Owned Jointly	Shares/Options Owned Beneficially	Options Exerciseable within 60 days of December 31, 2005	Total	%

Peter T. Kissinger(2)	430,947	595,910	273,310	—	1,300,167	26.7%
Candice B. Kissinger(2)	250,956	595,910	432,301	21,000	1,300,167	26.7%
William B. Baitinger(3)	—	148,412	—	10,000	158,412	3.3%
Ronald E. Shoup(3)	451	93,517	—	36,800	130,768	2.7%
Leslie B. Daniels(4)	38,042	—	31,175	—	69,217	1.4%
Michael R. Cox	—	—	—	37,500	37,500	0.8%
Michael P. Silvon(3)	—	500	—	24,000	24,500	0.5%
Edward M. Chait	—	—	—	12,500	12,500	0.3%
Gayl W. Doster	—	—	—	2,500	2,500	0.1%
12 Executive Officers and Directors as a Group	723,060	848,028	31,175	180,134	1,782,397	36.6%

(1)	All addresses are in care of BASi at 2701 Kent Avenue, West Lafayette, Indiana 47906.

(2)           Shares beneficially and jointly owned by Dr. Kissinger and his wife Mrs. Kissinger. Mrs. Kissinger is custodian for 1,354 shares split equally between their two sons, included in Beneficial Ownership.

(3)	Shares owned jointly by Mr. Baitinger's, Dr. Shoup's and Dr. Silvon's wives, respectively.

(4)           Shares beneficially owned may be acquired upon conversion of a $498,809 convertible subordinated debenture at $16.00 per share.

1. ELECTION OF DIRECTORS

NOMINEES

The Bylaws of BASi provide for no fewer than seven and no more than nine directors, each of whom is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated the following current directors for re-election at the Annual Meeting. The directors nominated for election are: Peter T. Kissinger, Candice B. Kissinger, William E. Baitinger, David W. Crabb, Leslie B. Daniels and Gayl W. Doster (collectively, the "Nominated Directors"). The Board of Directors has determined that each of the Nominated Directors other than Peter T. Kissinger and Candice B. Kissinger is an "independent director" as defined in the applicable rules of the NASDAQ Stock Market. There is one vacancy on the board at this time, and the Nominating Committee is searching for a qualified individual to fill this vacancy.

The Board of Directors recommends that shareholders vote FOR the election of all of the Nominated Directors and, unless authority to vote for any Nominated Director is withheld, the accompanying proxy will be voted FOR the election of all the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director becomes unable to serve or for good cause will not serve. Proxies will not be voted for more than seven nominees. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected to the Board of Directors.

The following table shows certain information about the Nominated Directors:

Name	Age	Position	Served as Director Since

Peter T. Kissinger, Ph.D.	61	Chairman of the Board; President; Chief Executive Officer	1974
Candice B. Kissinger	54	Senior Vice President, Marketing; Secretary and Director	1978
William E. Baitinger	72	Director	1979
David W. Crabb	52	Director	2004
Leslie B. Daniels	58	Director	2003
Gayl W. Doster	67	Director	2004

BUSINESS EXPERIENCE OF NOMINATED DIRECTORS

Peter T. Kissinger, Ph.D. founded BASi in 1974 and has served as its Chairman, President and Chief Executive Officer since that time. He is also a part-time Professor of Chemistry at Purdue University, where he has been teaching since 1975. Dr. Kissinger has a Bachelor of Science degree in Analytical Chemistry from Union College and a Ph.D. in Analytical Chemistry from the University of North Carolina.

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Candice B. Kissinger has been Senior Vice President of BASi since January 2000 and currently also serves as Director of Research. She has obtained for the Company U.S. and international patents for BASi products including Raturn, Culex, linear microdialysis probe, Empis automated drug infusion system, and Chads for Vials, with additional patents pending. Ms. Kissinger has a Bachelor of Science degree in Microbiology from Ohio Wesleyan University and a Master of Science degree in Food Science from the University of Massachusetts. She has served as a director and Secretary of BASi since 1978.

William E. Baitinger has served as a director of BASi since 1979. Mr. Baitinger was Director of Technology Transfer for the Purdue Research Foundation from 1988 until 2000. In this capacity he was responsible for all licensing and commercialization activities from Purdue University. He currently serves as Special Assistant to the Vice President for Research at Purdue University. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

David W. Crabb, M.D. has served as a director of the Company since February 2004. He has been Chairman of the Indiana University Department of Medicine since 2001. Previously he had served as Chief Resident of Internal Medicine and on the Medicine and Biochemistry faculty of Indiana University. He was appointed Vice Chairman for Research for the department and later Assistant Dean for Research. Dr. Crabb serves on several editorial boards. He is Director of the Indiana Alcohol Research Center funded by NIAAA. He was a recipient of an NIH Merit Award and numerous other research and teaching awards.

Leslie B. Daniels joined the BASi Board of Directors in July 2003. Mr. Daniels is a founding partner of CAI, a private equity fund in New York City. He previously was President of Burdge, Daniels & Co., Inc., a principal in venture capital and buyout investments as well as trading of private placement securities, and before that, a Senior Vice President of Blyth, Eastman, Dillon & Co. where he had responsibility for the corporate fixed income sales and trading departments. Mr. Daniels is a former Director of Aster-Cephac SA, IVAX Corporation, MIM Corporation, Mylan Laboratories, Inc., NBS Technologies Inc. and MIST Inc. He was also Chairman of Zenith Laboratories, Inc. and currently serves as Chairman of Turbo Combustor Technology Inc. and as a Director of SafeGuard Health Enterprises, Inc.

Gayl W. Doster has served as a director and member of the Audit Committee of the Company since August 2004. He is a CPA and was the President and Chief Operating Officer of Sigma Micro Corporation, a computer software company from January 1997 until his retirement in December 2002. Previously, Mr. Doster served as Professor of Community Pharmacy Management, College of Pharmacy, University of Rhode Island from October 1995 to January 1997. Mr. Doster received a BS in Accounting from the Indiana University Kelley School of Business and earned his CPA in 1965 while working for Ernst & Young.

SCIENTIFIC ADVISORY BOARD

In 1985, BASi established a Scientific Advisory Board to assist BASi in its research and development activities. The Scientific Advisory Board is comprised of distinguished scientists from outside BASi who have significant accomplishments in areas of science and technology that are important to BASi's future. The Scientific Advisory Board interacts with BASi's scientific and management staff. Each member of the Scientific Advisory Board is employed outside BASi and may have commitments to, or consulting or advisory contracts with, other entities that may conflict or compete with his or her obligations to BASi. Generally, members of the Scientific Advisory Board are not expected to devote a substantial portion of their time to BASi matters. Members of the Scientific Advisory Board do not receive any compensation in connection with attending meetings of the Scientific Advisory Board. They do, however, from time to time, receive compensation in connection with consulting services they render to BASi.

FAMILY RELATIONSHIPS

Peter T. Kissinger and Candice B. Kissinger are husband and wife. There is no other family relationship among the directors and executive officers of BASi.

COMPENSATION OF DIRECTORS

Directors who are not employees of BASi receive $1,500 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at such meetings. Directors of BASi or an affiliate of BASi who are not employed by BASi or any affiliate may also participate in the BASi 1997 Outside Director Stock Option Plan, as may be approved from time to time by the Compensation Committee. Options were issued to William E. Baitinger

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and W. Leigh Thompson in fiscal 2003, in the amount of 9,000 shares each. Option grants of 5,000 each were issued to David W. Crabb and Gayl W. Doster in fiscal 2004. Directors who are employees of BASi do not receive any additional compensation for their services as directors.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Leslie B. Daniels, a director of the Company currently nominated for reelection, made various loans to PharmaKinetics Laboratories, Inc. ("PKLB") totaling $350,000 prior to the Company's acquisition of PKLB. These loans were consolidated into a $350,000 promissory note which was convertible into shares of common stock of PKLB (the "PKLB Note"). On December 31, 2003, BASi Maryland, Inc. (the former PKLB) assigned the PKLB Note to the Company. On that same date, the Company issued a $350,000, 8% convertible note (the "New Note") to Mr. Daniels in exchange for the PKLB Note, which was cancelled. Immediately following the issuance of the New Note on December 31, 2003, the Company prepaid $100,000 of the outstanding principal amount of the New Note, plus approximately $31,000 in accrued interest, and Mr. Daniels converted $150,000 of the principal amount of the New Note into 38,042 Company common shares. Following the payment and conversion, the Company issued a new 8% convertible note which was paid on June 1, 2005, to Mr. Daniels for the remaining $100,000 principal amount.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has established Compensation and Incentive Stock Option, Audit, Nominating and Executive Committees. Scheduled meetings are supplemented by frequent informal exchange of information and actions taken by unanimous votes without meetings.

No member of the Board of Directors attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member. Four out of six members of the Board of Directors attended the 2005 Annual Meeting of shareholders. All of the members of the Board of Directors are encouraged, but not required, to attend BASi's annual meetings. The following chart shows the number of meetings of each of the committees of the Board of Directors and meetings of the Board of Directors at which a quorum was present:

Committee	Members	Meetings in 2005

Compensation and Incentive Stock Option	William E. Baitinger	1
	Leslie B. Daniels
	Gayl W. Doster

Audit	Gayl W. Doster	4
	William E. Baitinger
	Leslie B. Daniels

Nominating	William E. Baitinger	0
	David W. Crabb
	Leslie B. Daniels
	Gayl W. Doster

Executive	Peter T. Kissinger	0
	William E. Baitinger

Board of Directors		4

The Compensation and Incentive Stock Option Committee makes recommendations to the Board of Directors with respect to:

•	compensation arrangements for the executive officers of BASi,
•	policies relating to salaries and job descriptions,

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•	insurance programs,
•	benefit programs, including retirement plans,
•	administration of the 1990 and 1997 Employee Incentive Stock Option Plans, and
•	the 1997 Outside Director Stock Option Plan.

The Audit Committee is responsible for:

•	reviewing with the auditors the scope of the audit work performed,
•	establishing audit practices,
•	overseeing internal accounting controls,
•	reviewing financial reporting, and
•	accounting personnel staffing.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is included as attachment A to this Proxy Statement. Audit Committee members are not employees of BASi and, in the opinion of the Board of Directors, are "independent" (as defined by Rule 4200(a)(15) of the NASD listing standards). The Board of Directors has determined that Gayl W. Doster is an "audit committee financial expert" (as defined by Item 401(h) of Regulation S-K) and is "independent" (as defined by Item 7(d)(3)(iv) of Schedule 14A).

The Nominating Committee is responsible for receiving and reviewing recommendations for nominations to the Board of Directors and recommending individuals as nominees for election to the Board of Directors. Nominating Committee members are not employees of BASi and, in the opinion of the Board of Directors, are "independent" (as defined by rule 4200 (a)(15) of the NASD listing standards). The Board of Directors has not adopted a written charter for the Nominating Committee.

The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be made to the Board of Directors or to an individual director in writing and delivered to Bioanalytical Systems, Inc., Attention: Corporate Secretary, 2701 Kent Avenue, West Lafayette, Indiana 47906. The Secretary will forward all such communications to the addressee.

There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, diversity, experience with business and other organizations comparable with BASi, the interplay of the candidate's experience with that of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and to any of the committees of the Board of Directors. The Nominating Committee will evaluate nominees for directors submitted by shareholders in the same manner in which it evaluates other director nominees. No shareholder has properly nominated anyone for election as a director at the Annual Meeting.

The Executive Committee may exercise all of the authority of the Board of Directors, subject to certain limitations with respect to payment of dividends, filling of vacancies on the Board, amendment of the Articles of Incorporation or Bylaws, approval of significant corporate transactions, issuance of shares and other matters specified under Indiana law. The Executive Committee did not meet during fiscal 2005.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the aggregate compensation paid during each of the last three fiscal years to BASi's President and Chief Executive Officer and each of the other executive officers of BASi whose total compensation exceeded $100,000 during fiscal 2005 (the "Named Executive Officers").

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	Summary Compensation Table
	FISCAL YEAR	SALARY	ALL OTHER COMPENSATION	OPTIONS GRANTED

Peter T. Kissinger, Ph.D.	2005	$107,674	$ 27,756(1)	—
Chairman of the Board, President	2004	$ 24,000	$ 27,380(1)	—
and Chief Executive Officer	2003	$ 30,683	$ 22,829(1)	—

Michael R. Cox	2005	$152,500	$ 4,279(3)	—
Vice President, Finance and	2004	$ 76,728	—	50,000
Chief Financial Officer

Ronald E. Shoup, Ph.D.	2005	$128,133	$ 7,946(3)	—
Chief Operating Officer, BASi Contract	2004	$124,000	$ 7,594(3)	40,000
Research Services	2003	$112,700	$ 6,837(3)	—

Edward M. Chait, Ph.D.	2005	$ 25,000	(2)	50,000
Executive Vice President,
Chief Scientific Officer

Candice B. Kissinger	2005	$105,193	$ 27,597(1)	—
Senior Vice President, Research;	2004	$101,800	$ 22,401(1)	30,000
Secretary and Director	2003	$ 94,300	$ 26,900(1)	—

Michael P. Silvon, Ph.D.	2005	$109,533	$ 6,515(3)	—
Vice President, Planning and	2004	$106,000	$ 6,784(3)	30,000
Development	2003	$ 98,500	$ 6,304(3)	—

(1)             Includes premiums paid on a life insurance policy on the life of Dr. Kissinger and Mrs. Kissinger, the beneficiary of which is a trust established for their benefit, in the amount of $20,865 in each of 2005, 2004 and 2003 and contributions to BASi's 401(k) plan on Dr. Kissinger and Mrs. Kissinger, respectively.

(2)	Compensation is from August 1, 2005, the date Dr. Chait's employment with BASi was initiated.

(3)             All other compensation contributions for Mr. Cox, Dr. Shoup and Dr. Silvon were to BASi's 401(k) plan on their behalf, respectively.

The following table provides information on option grants to the Named Executive Officers in the fiscal year ended September 30, 2005:

OPTION GRANTS IN LAST FISCAL YEAR
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciated for Option Term

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise Price	Expiration Date	5%	10%

Edward M. Chait, Ph.D.	50,000	53.2%	$5.69	2/27/2015	$298,725	$312,950

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning exercisable and unexercisable options held by the Named Executive Officers at September 30, 2005:

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			Number of Securities Underlying Unexercised Options at September 30, 2005		Value of Unexercised In-the-Money Options at September 30, 2005(1)

	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter T. Kissinger	—	—	—	—	—	—
Ronald E. Shoup	—	—	20,333	26,667	$15,806	$24,534
Edward M. Chait	—	—	—	50,000	—	—
Michael R. Cox	—	—	37,500	12,500	$31,875	$10,625
Candice B. Kissinger	—	—	11,000	20,000	$ 5,880	$ 9,400
Michael P. Silvon	—	—	14,000	20,000	$11,560	$18,400

(1)                  Calculated on the basis of $5.43 per share, which was the closing price of the common shares as reported on the NASDAQ National Market System on September 30, 2005.

EMPLOYMENT AGREEMENTS

Michael R. Cox Employment Agreement On April 1, 2004, the Company entered into an Employment Agreement with Michael R. Cox, pursuant to which the Company agreed to employ Mr. Cox as the Chief Financial Officer of the Company through September 30, 2006. After September 30, 2006, the Employment Agreement is automatically extended for successive one year periods, until such time as either Mr. Cox or the Company gives the other party ninety days' written notice before the end of the term, at which time, the Employment Agreement will expire at the end of the current term. The Company also agreed to pay Mr. Cox a base salary of $12,500.00 per month, and granted Mr. Cox options to purchase 25,000 common shares under the 1997 Employee Incentive Option Plan and non-qualified options to purchase 25,000 shares of common stock. Mr. Cox is subject to a confidentiality restriction during his employment and thereafter, and to non-compete and non-solicitation restrictions during his employment and for two years following termination.

At any time after September 30, 2006, the Company may, in its sole and absolute discretion, terminate Mr. Cox's employment with the Company without cause, by providing ninety days' written notice to Mr. Cox. In the event of a termination without cause, Mr. Cox will be paid his then current annual salary throughout the ninety-day notice period and for a period of six months thereafter, and will also be paid for all vacation time accrued as of the termination date. If Mr. Cox's employment is terminated by the Company with cause (as defined in the Employment Agreement), the Company is not obligated to make any further payments to Mr. Cox.

Edward M. Chait Employment Agreement On August 1, 2005, the Company entered into an Employment Agreement with Edward M. Chait, pursuant to which the Company agreed to employ Mr. Chait as the Executive Vice President, Chief Science Officer of the Company through July 31, 2007. After July 31, 2007, the Employment Agreement is automatically extended for successive one year periods, until such time as either Mr. Chait or the Company gives the other party ninety days' written notice before the end of the term, at which time, the Employment Agreement will expire at the end of the current term. The Company also agreed to pay Mr. Chait a base salary of $12,500.00 per month, and granted Mr. Chait options to purchase 25,000 common shares under the 1997 Employee Incentive Option Plan and non-qualified options to purchase 25,000 shares of common stock. Mr. Chait is subject to a confidentiality restriction during his employment and thereafter, and to non-compete and non-solicitation restrictions during his employment and for two years following termination.

At any time after July 31, 2007, the Company may, in its sole and absolute discretion, terminate Mr. Chait's employment with the Company without cause, by providing ninety days' written notice to Mr. Chait. In the event of a termination without cause, Mr. Chait will be paid his then current annual salary throughout the ninety-day notice period and for a period of six months thereafter, and will also be paid for all vacation time accrued as of the termination date. If Mr. Chait's employment is terminated by the Company with cause (as defined in the Employment Agreement), the Company is not obligated to make any further payments to Mr. Cox.

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EQUITY COMPENSATION PLAN INFORMATION

BASi maintains stock option plans that allow for the granting of options to certain key employees and directors of BASi. The following table gives information about equity awards under the stock option plans of BASi:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under the Equity Compensation Plan (excluding Securities Reflected in First Column)

Equity compensation plans approved by security holders	317,500	$4.94	109,750
Equity compensation plans not approved by security holders	50,000	$5.14	—
Total	367,500	$4.97	109,750

For additional information regarding BASi's stock option plans, please see Note 9 in the Notes to Consolidated Financial Statements in BASi's Annual Report on Form 10-K for the fiscal year ended September 30, 2005, which is incorporated herein by reference.

REPORT OF THE COMPENSATION AND INCENTIVE STOCK OPTION COMMITTEE

William E. Baitinger, Leslie B. Daniels and Gayl W. Doster serve on the Compensation and Incentive Stock Option Committee (the "Compensation Committee"). The Compensation Committee has responsibility for the administration of BASi's executive compensation program. None of BASi's executive officers serves as a director of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated. The following report is submitted by the members of the Compensation Committee:

BASi's executive compensation program is designed to align executive compensation with financial performance, business strategies and the values and objectives of BASi. BASi's compensation philosophy is to ensure that the delivery of compensation, both in the short and long term, is consistent with the sustained progress, growth and profitability of BASi and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of BASi, and thereby enhance shareholder value, by linking the financial interests of BASi's executives with those of its long-term shareholders. Under the guidance of BASi's Compensation Committee, BASi has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

BASi's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

•             A base salary that is determined by individual contributions and sustained performance within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of BASi.

•            Grants of options under BASi's option plans reward executives when shareholder value is created through increase in the market value of BASi's common shares. Stock option grants focus executives on managing BASi from the perspective of an owner with an equity position in the business.

Base Salary. The salary, and any periodic increase thereof, of the President and Chief Executive Officer were and are determined by the Board of Directors of BASi based on recommendations made by the Compensation Committee, excluding Dr. Kissinger. The salaries, and any periodic increases thereof, of all other executive officers are determined by the Board of Directors based on Compensation Committee recommendations.

BASi, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published

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data covering both the BASi industry and other industries. The level of base salary compensation for officers and key executives is determined by both the scope of their responsibility and the salary ranges for officers and key executives of BASi established by the Board of Directors and the Compensation Committee. Periodic increases in base salary are dependent on the executive's proficiency of performance in the individual's position for a given period and on the executive's competency, skill and experience. Base salary increases for eligible BASi staff were distributed in the first fiscal quarter of 2005.

Dr. Kissinger's annual base salary for the period October 1, 2004 to December 1, 2004 was $104,200 with an adjustment to $108,376.08 on December 1, 2004. No additional increases have occurred in fiscal year 2005.

Bonus. In years in which the after-tax net income of BASi exceeds an increase of 7% over the previous year's after-tax net income, the Compensation Committee is authorized to award bonuses to any BASi employee at the Committee's discretion.

Option Plans. Granting of options pursuant to BASi's option plans is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, grants of options motivate executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in BASi's common shares. In fiscal 2005 options to purchase 94,000 shares were awarded to executives and employees at an average exercise price of $5.71 per share.

Respectfully submitted,

William E. Baitinger, Leslie B. Daniels

and Gayl W. Doster

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the "Audit Committee"), of which Messrs. Baitinger, Daniels and Doster are currently members, is responsible for selecting our independent auditors, reviewing the scope of the audit engagement and the results of the audit, approving permitted non-audit services provided by our independent auditors, reviewing our internal disclosure processes, overseeing our financial reporting activities and the accounting practices and policies followed in such reporting, overseeing complaints by employees and others as to the Corporation's financial reporting, and the compliance by our employees with applicable laws, and other matters as the Board of Directors or the Audit Committee deems appropriate. The Audit Committee met four times during the year ended September 30, 2005. In fulfilling its responsibilities, the Audit Committee has reviewed the audited financial statements contained in the annual Report on Form 10-K for the fiscal year ended September 30, 2005 with BASi's management and the independent registered public accountants. These reviews included quality, not just acceptability, of accounting principles, reasonableness of significant judgments, and clarity of disclosures in financial statements. Management is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee discussed with the independent registered public accountants, the matters required to be discussed by Statement on Auditing standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent registered public accountants their independence from BASi and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditor's independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in BASi's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the SEC.

Respectfully submitted,

Gayl W. Doster, William E. Baitinger

and Leslie B. Daniels

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STOCK PRICE PERFORMANCE GRAPH

The following line graph compares yearly percentage change in the cumulative total share stockholder return on BASi's common shares against the cumulative total return on the NASDAQ Composite Index and a composite index based on a group of ten publicly traded contract research and chemical instrumentation organizations (the "Peer Group Index") for the period commencing September 30, 2000 and ending September 30, 2005.

The Peer Group Index is comprised of: AAIpharma, Inc.; Covalent Group, Inc.; Kendle International, Inc.; New Brunswick Scientific Co., Inc.; Molecular Devices; Pharmaceutical Product Development, Inc.; OI Corp.; Covance, Inc.; Gene Logic, Inc.; and Bio-Rad, Inc.

The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on September 30, 2000 in each of BASi, the NASDAQ Composite Index and the Peer Group Index.

10

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG BIOANALYTICAL SYSTEMS, INC., THE NASDAQ

COMPOSITE INDEX AND THE PEER GROUP INDEX

	2000	2001	2002	2003	2004	2005

Bioanalytical Systems, Inc.	88	191	101	140	179	202
Nasdaq Composite Index	134	55	43	65	69	83
Peer Index	163	158	127	149	171	207

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the BASi directors and executive officers and persons who own more than ten percent of a registered class of the BASi equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of BASi. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish BASi with copies of all Section 16(a) reports they file. Based solely upon the review of Section 16(a) reports furnished to BASi during or with respect to fiscal 2005 and written representations by the BASi officers, directors and greater-than-ten-percent beneficial owners that no other reports were required, BASi is not aware of any instance of noncompliance or late compliance with Section 16(a) during or with respect to fiscal 2005.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Currently, BASi shareholders may send communications for the Board of Directors directly to Peter T. Kissinger, Chairman of the Board of Directors, under the "Ask Pete" portion of the BASi website found at www.bioanalytical.com. Any shareholder who desires to contact members of the Board of Directors, including non-management members as a group, may do so by writing to:

Corporate Secretary, Bioanalytical Systems, Inc.

2701 Kent Avenue

West Lafayette, IN 47906

corporatesecretary@bioanalytical.com

The corporate secretary will collect all such communications and organize them by subject matter. Thereafter, each communication will be promptly forwarded to the appropriate board committee chairperson according to the subject matter of the communication. Communications addressed to the non-management members as a group will be forwarded to each non-management member of the board.

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CONTACTING THE AUDIT COMMITTEE

Any person who would like to contact the Company for the purpose of submitting a complaint regarding accounting, internal accounting controls, or auditing matters may do so by writing to:

Chairman of the Audit Committee, Gayl W. Doster

8242 Bowline Court

Indianapolis, IN 46236

317-823-5121

auditcommittee@bioanalytical.com

Upon receipt of a complaint, the Chairman of the Audit Committee will follow a review process and actions dictated in the Company's Code of Business Conduct and Ethics.

SELECTION OF INDEPENDENT ACCOUNTANTS

The Company's Audit Committee engaged KPMG LLP ("KPMG") as the Company's independent public accountants for the audit of financial statements for the year ending September 30, 2005. As previously reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on July 21, 2004 (as amended on August 8, 2004), the Audit Committee approved the dismissal of Ernst & Young ("E&Y") and the engagement of KPMG on July 14, 2004.

The reports of E&Y for the fiscal years ended September 30, 2003 and 2002, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the fiscal years ended September 30, 2003 and 2002 and through July 14, 2004, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such period.

During the fiscal years ended September 30, 2003 and 2002, and through July 14, 2004, there were no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)), except for a material weakness in the Company's internal control for the year ended September 30, 2003 which was identified by E&Y and disclosed in Item 9A in the Company's Annual Report on Form 10-K for the year ended September 30, 2003. Specifically, the independent auditors noted that the Company's internal control failed to timely alert management of potential loan covenant noncompliance. The Company did not have procedures in place to monitor near-term future financial position and results of operations to enable it to take operational action in the event of potential loan covenant noncompliance. The Company has taken measures to correct this material weakness in the form of enhancing its planning process and creating procedures to more timely identify credit agreement compliance issues. E&Y discussed this issue with the Audit Committee of the Board of Directors, and has been authorized by the Company to respond fully to the inquiries of KPMG.

The Company engaged KPMG as its principal independent accountants effective as of July 19, 2004. At no time prior to July 19, 2004, had the Company consulted with KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions concerning the audit of the Company's financial statements.

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Audit Fees	2005	2004
Aggregate fees for annual audit, quarterly reviews	$365,000	$202,462

Tax Fees	2005	2004
Income tax services related to compliance with tax laws	$60,000	$108,298

BASi's policies require that the scope and cost of all work to be performed for BASi by its independent registered public accountants must be approved by the Audit Committee. Prior to the commencement of any work by the independent registered public accountants on behalf of BASi, the independent registered public accountants provide an engagement letter describing the scope of the work to be performed and an estimate of the fees. The Audit Committee and the Chief Financial Officer must review and approve the engagement letter and the estimate before authorizing the engagement. Where fees charged by the independent registered public accountants exceed the estimate, the Audit Committee must review and approve the excess fees prior to their payment.

2. OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of BASi has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of BASi.

By Order of the Board of Directors,

/s/ Candice Kissinger

Candice B. Kissinger

Secretary

January 19, 2006

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Attachment A

BIOANALYTICAL SYSTEMS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

ADOPTED FEBRUARY 19, 2004

PURPOSE

This Charter shall govern the operations of the Audit Committee ("Committee") of the Board of Directors of Bioanalytical Systems, Inc. (the "Company"). The purpose of the Committee is to oversee the Company's accounting and financial reporting processes and the audits of the Company's financial statements. It is not, however, the Committee's responsibility to prepare and certify the Company's financial statements, to guaranty the independent auditor's report, or to guaranty other disclosures by the Company. Committee members are not employees of the Company and are not performing the functions of auditors or accountants.

COMPOSITION

The Committee assists the Board of Directors in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and other such duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial management. In addition, at least one member of the Committee must have experience or background which results in such member's "financial sophistication" within the meaning of the NASDAQ Audit Committee Rule, taking into account the non-exclusive list of specific factors and criteria that the NASDAQ Audit Committee Rule specifies with respect to the determination of "financial sophistication." The Board of Directors may, at any time and in its complete discretion, replace a Committee member. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of NASDAQ.

The Board of Directors shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

MEETINGS

The Committee shall meet at least semi-annually, or more frequently as circumstances dictate. At least twice each year, the Committee shall have a regularly scheduled meeting at which only members of the Committee are present (which may be held in conjunction with other meetings of the Committee), and the Committee shall meet at least annually, and more often as warranted, with the Chief Financial Officer and Chief Accounting Officer, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. The Committee may require any officer or employee of the Company or its subsidiaries, or the Company's outside counsel or independent auditor, to attend a Committee meeting or to meet with any members of, or representatives of, the Committee, and to provide pertinent information as necessary. The Committee shall maintain minutes and other relevant documentation of all its meetings.

RESPONSIBILITIES

The Committee's primary responsibilities include:

•              Directing the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company or its subsidiaries, and each such registered public accounting firm must report directly to the Committee.

•              Approving in advance, as required by applicable laws and regulations, all auditing services and permitted non-audit services proposed to be performed for the Company or its subsidiaries by any such registered public accounting firm. The Committee may establish pre-approved policies and procedures pursuant to which the Company and its subsidiaries may engage a registered public accounting firm to perform services, provided that the

14

policies and procedures are reasonably detailed as to the nature and scope of the particular services that are to be performed and the maximum amount of fees that may be paid for each particular service, and the Committee is informed of each service that is actually approved pursuant to such policies and procedures not later than the next scheduled meeting of the Committee. The Committee may delegate authority to one or more members of the Committee to grant such pre-approvals, provided that the decisions of such member(s) to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

•              Engaging independent counsel and other advisers, as the Committee determines necessary to carry out its duties.

•              Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the board) to report on any and all appropriate matters.

•              Ensuring receipt, from each registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, of a formal written statement delineating all relationships between such firm and the Company, consistent with Independence Standards Board Standard 1, and the Committee shall actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm, and shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of such firm.

•              Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.

•              Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee or its chairperson.

•              Approving all transactions with related parties, if and to the extent required by Rule 4350(h) (or any successor rule) of the Marketplace Rules of the NASDAQ Stock Market, Inc., as such requirement may from time to time be amended.

•              Discussing with management and the external auditors the quality and adequacy of the Company's internal controls.

•              Discussing with management the status of pending litigation, taxation matters and other areas or oversight to the legal and compliance area as may be appropriate.

•              Reporting Committee activities to the full Board and issuing annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders.

If and to the extent that, by reason of any change or amendment to applicable law or regulation or the NASDAQ Audit Committee Rule or other rules applicable to NASDAQ issuers, the Company is required to maintain an audit committee that has composition, structure, duties, authority or responsibility that is different than provided by this Charter, then (and to that extent) this Charter shall be deemed amended in such a manner as to cause the Committee to comply with such changed or amended laws, rules or regulations.

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SIDE A

REVOCABLE PROXY

Bioanalytical Systems, Inc.

Annual Meeting of Shareholders to Be Held Thursday, February 16, 2006

The undersigned shareholder of Bioanalytical Systems, Inc. (“BASi”) hereby appoints Peter T. Kissinger, Lina Reeves-Kerner, and each of them as proxy for the undersigned, to vote all shares of BASi which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”) of BASi to be held on Thursday, February 16, 2006, at 10:00 a.m., at the principal executive offices of BASi, 2701 Kent Avenue, West Lafayette, Indiana, or any adjournment thereof, in connection with all votes taken on the following proposal, described in the Proxy Statement received by the undersigned with the Notice of the Meeting.

1.

Proposal 1 – Approval of the election of the following individuals to the Board of Directors of BASi: William E. Baitinger, David W. Crabb, Leslie B. Daniels, Gayl W. Doster, Candice B. Kissinger and Peter T. Kissinger.

For	Against	Abstain

Any shareholder may withhold authority to vote for any of the above-listed individuals by striking out the name of such individual.

Proxy must be signed and dated. See reverse side.

SIDE B

PRESENTLY NO OTHER BUSINESS IS SCHEDULED TO BE PRESENTED AT THE MEETING. HOWEVER, BY SIGNING THIS PROXY YOU ARE GIVING THE HOLDER OF THIS PROXY DISCRETIONARY AUTHORITY TO ACT IN ACCORDANCE WITH THE DIRECTION OF THE BOARD OF DIRECTORS ON SUCH MATTERS.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 with respect to all votes taken on such proposal.

All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Meeting of Shareholders of the Company, the Proxy Statement, and the Company’s 2005 Annual Report is hereby acknowledged.

This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to the Company a later-dated Proxy, (ii) attending the Meeting and voting in person, or (iii) giving written notice of revocation to the secretary of the Company.

Please date this Proxy and sign it exactly as the name appears on your stock certificate. If the shares are jointly held, both shareholders must sign. If signing as attorney, executor, administrator, guardian, or in any other representative capacity, please give your full title as such.

(SIGNATURE)	(SIGNATURE)

PRINT NAME	PRINT NAME

ADDRESS	ADDRESS

DATED                                               IF SHARES ARE JOINTLY HELD, BOTH SHAREHOLDERS MUST SIGN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN, AND RETURN AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

Do you plan to personally attend the Annual Meeting of Shareholders?	Yes	No